EXHIBIT 99.1

Dice Holdings, Inc. Acquires onTargetjobs®

Expands company’s market opportunity in healthcare, hospitality and life sciences online recruiting

NEW YORK, NY, November 7, 2013 – Dice Holdings, Inc. (NYSE: DHX) is expanding its online recruiting business by acquiring onTargetjobs® from Warburg Pincus, including recruiting sites HEALTHeCAREERS TM and Hcareers®.

“This acquisition fits with our expansion strategy and adds the leading vertical recruiting services in healthcare and hospitality to our portfolio,” said Michael Durney, President & CEO of Dice Holdings, Inc.  “It’s no secret we’ve wanted to be bigger in online healthcare recruiting.  HEALTHeCAREERS is the leading specialty player and will complement our Health Callings service with different strengths and very little overlap.  The additional scale and new verticals will further diversify our company and create additional market opportunity.”

The acquired online recruiting sites include:

•
HEALTHeCAREERS combined with our Health Callings service will create the definitive online healthcare recruiting leader, delivering more than one million monthly unique visitors and providing access to nearly one million unique, healthcare-specific resumes.   HEALTHeCAREERS leverages exclusive relationships with more than 60 healthcare association partners to deliver complete access to healthcare audiences.

•
Hcareers will give the Company significant presence in the hospitality market, an industry with high levels of turnover and a strong community orientation.  Hcareers is the leading online career site for hotel, restaurant, food service, travel and other hospitality industries.

•	BioSpace® is the leading online community for industry news and careers for life science professionals.

Dice Holdings, Inc. purchased the outstanding shares of onTargetjobs for $50 million in cash.  The sites generated trailing 12 months revenues of approximately $38 million.  Prior to the acquisition, onTargetjobs separated and spun off to its shareholders the previously owned local business known as RegionalHelpWanted.com and certain other assets.

Stifel, Nicolaus & Company acted as exclusive financial advisor to Dice Holdings, Inc. on this transaction.

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized websites for professional communities, including technology and engineering, financial services, energy, healthcare, hospitality and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 20 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, Asia and Australia.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness.  These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investors and Media:
Jennifer Bewley, 212-448-4181 or ir@dice.com